Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIENDFINDER NETWORKS INC. REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER 2012

--Adjusted EBITDA Increased 27% to $16.9 Million in Q2 2012 from $13.4 Million in Q1 2012

-- Live interactive revenues increased 12% year over year and 5% from prior quarter

--Company Undertakes Strategic Realignment of Efforts to Support Major Revenue-Generating Properties

(Sunnyvale, CA – August 14, 2012) FriendFinder Networks Inc. (NasdaqGM: FFN) (“the Company”), a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the second quarter and six months ended June 30, 2012.

“We remain focused on our growth strategy and continue to undertake the necessary steps to optimize our business, which includes retaining greater control of our cost structure and maximizing our brand equity.  We have therefore shifted a majority of our focus to supporting our most successful, dominant revenue-generating properties.  As part of this effort, we have begun the process of closing nearly 5,000 co-branded websites, which we expect to be fully completed by the end of the year,” said Anthony Previte, Chief Executive Officer of FriendFinder Networks.  “It has become clear that our primary brands, which account for a majority of our revenue, are more manageable, profitable and ultimately offer the greatest opportunity for growth going forward.  As a result, we have shifted the focus of our affiliate network strategy to support further development of these primary brands.  In parallel to this effort, we have consolidated our internal business units to realign our focus.  These changes have resulted in a substantial increase in Adjusted EBITDA relative to the first quarter 2012 and stronger recognizable synergies between our business units.”

“Our Live Interactive segment remains a strong and positive contributor to our business, attaining its tenth consecutive quarter of year over year revenue growth.  Additionally, we have started to experience some positive traction in Europe.  For the first time in six quarters, we saw a slight dollar increase in European revenue over the previous sequential quarter; it is significant to note that this increase was despite the weakening value of the Euro versus the dollar over the past quarter.  This improvement indicates that our geographic price testing in different European regions has started to bear fruit, and we expect this revenue growth to continue as renewal cycles kick in. We anticipate that geographic price testing and other initiatives, when combined with our focus on brand equity and customer acquisition, will lead to improvements to both the top and bottom lines.”

Mr. Previte continued, “We also continue to move forward with our customer acquisition strategy, which we believe will drive long-term subscriber growth.  While our effort remains ROI positive, in the second quarter, certain campaigns did not meet our expectations and were quickly discontinued.  We are working diligently to refine our advertising spend in an effort to increase new subscriber activity and maximize results.  We remain confident this strategy will prove beneficial over the long term and we will continue to ramp up these efforts.”

Mr. Previte concluded, “Finally, in keeping with the strategy to focus on the parts of our business that have the most potential to drive shareholder value, earlier this month we sold the JigoCity operations back to one of its original owners.”

Second Quarter Financial Results

Revenue for the second quarter of 2012 was $81.1 million.  Revenue was negatively impacted by less than expected new subscriber growth but was positively impacted by the Live Interactive Video segment’s continued growth.

Gross profit for the second quarter of 2012 was $53.0 million. Gross profit was negatively impacted by increased affiliate spending, as we continue to focus on our primary brands.

Income from operations for the second quarter of 2012 was $12.9 million. Income from operations was negatively impacted by reduced revenues and increased subscriber acquisition costs.  However, income from operations was positively impacted by reduced general and administrative spending stemming from the Company’s previously announced cost cutting initiatives.

Loss from continuing operations for the second quarter of 2012 was ($7.4 million), or ($0.24) per share. The loss from discontinued operations, which resulted from the closure of all JigoCity operations, was ($3.1 million) or ($0.10) per share.

Adjusted EBITDA for the second quarter of 2012 was $16.9 million.

Six Month Financial Results:

Revenue for the six months ended June 30, 2012 was $162.1 million.

Gross profit for the six months ended June 30, 2012 was $101.4 million.

Income from operations for the six months ended June 30, 2012 was $21.1 million.

Loss from continuing operations for the six months ended June 30, 2012 was ($20.5 million), or ($0.65) per share.  The loss from discontinued operations was ($11.5 million) or ($0.37) per share.

Adjusted EBITDA for the six months ended June 30, 2012 was $30.3 million.

Balance Sheet, Cash and Debt

As of June 30, 2012, the Company had cash and cash equivalents of $12.8 million, compared to $14.6 million at March 31, 2012.  As of June 30, 2012, the Company had outstanding principal debt of $510.7 million.  On August 4, 2012, the Company paid down $6.3 million of New First Lien Notes and Cash Pay Second Lien Notes. Free Cash Flow per Share was $0.26 for the second quarter ended June 30, 2012.

As indicated previously, First Lien bondholders agreed in March to modify certain covenants under the indentures governing such debt.  Last week, FriendFinder Networks obtained an extension of a waiver from the Non-Cash Pay Second Lien Note bondholders from compliance with certain covenants under the indenture governing such debt for a period of 90 days through November 14, 2012.  During this period, the Company will work with the Second Lien bondholders towards modifying their indenture.

In August, FriendFinder Networks sold JigoCity to one of its original owners for nominal cash consideration.  As part of this transaction, certain warrants to purchase Company stock previously granted to these original owners were cancelled and the Company agreed to reimburse the purchaser for third party payables and other business expenses for a one year period.

Conference Call Information

Management will host a conference call to discuss the results at 4:30 PM EDT on Tuesday, August 14, 2012.  Participants should call 888-259-8724 (United States/Canada) or 913-312-1500 (International).

A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 877-870-5176 (United States/Canada) or 858-384-5517 (International) and enter confirmation code 9266477.  The replay will be available on August 14, 2012 at 7:30 PM EDT through Tuesday, August 28, 2012 at 11:59 PM EDT.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements.  For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History” in the Form 10-K for the year ended December 31, 2011.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2012 and 2011 using the adjustments shown in the attached reconciliation table.  Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2011.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.

Lindsay Trivento

Director, Corporate Communications

561.912.7010 or ltrivento@ffn.com

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FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

		June 30, 2012		December 31, 2011
		(unaudited)
ASSETS
Current assets:
Cash		$12,819		$23,364
Restricted cash		10,742		11,177
Accounts receivable, less allowance for doubtful accounts of $1,141 and $1,155, respectively		9,760		8,939
Inventories		702		822
Prepaid expenses		3,895		5,645
Deferred tax asset		4,405		4,405
Assets related to discontinued operations		767		-
Total current assets		43,090		54,352
Film costs, net		4,174		4,105
Property and equipment, net		7,755		7,830
Goodwill		328,061		332,292
Domain names		56,111		56,093
Trademarks		6,613		6,613
Other intangible assets, net		6,771		16,920
Unamortized debt costs		10,284		11,754
Other assets		$2,065		$3,405
		464,924		493,364
LIABILITIES
Current liabilities:	$		$
Current installment of long-term debt, net of unamortized discount of $149 and $260, respectively		7,448		8,270
Accounts payable		7,270		11,324
Accrued expenses and other liabilities		65,974		68,930
Deferred revenue		38,997		42,299
Liabilities related to discontinued operations		1,510		−
Total current liabilities		121,199		130,823
Deferred tax liability		28,310		28,310
Long-term debt, net of unamortized discount of $27,785 and $34,170, respectively		475,351		462,515
Total liabilities		624,860		621,648
Contingencies (Note 16)

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares, none issued and outstanding
Common stock, $0.001 par value — authorized 125,000,000 shares issued and outstanding, 32,385,261 shares at June 30, 2012 and 31,219,644 shares at December 31, 2011		32		31
Capital in excess of par value		134,189		133,734
Accumulated deficit		(293,821)		(261,764)
Accumulated other comprehensive loss		(336)		(285)
Total stockholders’ deficiency		(159,936)		(128,284)
		$464,924		$493,364

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenue
Service	$76,177	$78,553	$152,021	$157,208
Product	4,908	4,818	10,068	9,683
Total	81,085	83,371	162,089	166,891
Cost of revenue
Service	24,187	21,182	52,763	44,280
Product	3,901	3,865	7,950	7,613
Total	28,088	25,047	60,713	51,893
Gross profit	52,997	58,324	101,376	114,998
Operating expenses:
Product development	3,955	4,149	8,301	8,056
Selling and marketing	9,559	7,059	18,656	14,400
General and administrative	22,131	23,980	44,314	44,671
Amortization of acquired intangibles and software	3,633	3,923	7,413	7,846
Depreciation and other amortization	794	1,217	1,561	2,355
Total operating expenses	40,072	40,328	80,245	77,328
Income from operations	12,925	17,996	21,131	37,670
Interest expense	(21,259)	(22,001)	(42,148)	(43,951)
Other finance expenses	−	−	(500)	−
Interest related to VAT liability not charged to customers	(370)	(434)	(742)	(934)
Foreign exchange gain (loss), principally related to VAT liability not charged to customers	1,883	(718)	1,001	(2,953)
Gain on liability related to warrants	−	119	−	391
Loss on extinguishment of debt	−	(7,312)	−	(7,312)
Change in fair value of acquisition contingent consideration	18	−	1,400	−
Other non-operating expense net	(642)	(4,995)	(654)	(3,913)
Loss from continuing operations before income tax (benefit)	(7,445)	(17,345)	(20,512)	(21,002)
Income tax (benefit)	−	(5,484)	−	(5,460)
Loss from continuing operations	$(7,445)	$(11,861)	$(20,512)	$(15,542)
Loss from discontinued operations	(3,090)	−	(11,545)	−
Net loss	$(10,535)	$(11,861)	$(32,057)	$(15,542)
Net loss per common share — basic and diluted:
Continuing operations	$(0.24)	$(0.55)	$(0.65)	$(0.88)
Discontinued operations	(0.10)	−	(0.37)	−
Net loss	$(0.34)	$(0.55)	$(1.02)	$(0.88)
Weighted average shares outstanding — basic and diluted	31,505	21,426	31,505	17,580

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net loss	$(32,057)	$(15,542)
Adjustment to reconcile net loss to net cash provided by operating activities-continuing operations:
Loss from discontinued operations	11,545	-
Amortization of acquired intangibles and software	7,413	7,846
Depreciation and other amortization	1,561	2,355
Amortization of film costs	1,511	1,773
Deferred income tax benefit	-	(5,460)
Non-cash interest, including amortization of discount and debt costs	25,191	22,842
Provision for doubtful accounts	249	215
Change in value of acquisition related contingent consideration	(1,400)	-
Gain on warrant liability	-	(391)
Loss on extinguishment of debt	-	7,312
Stock based compensation expense	456	2,285
Debt costs	(2,312)	-
Other	341	373
Changes in operating assets and liabilities:
Restricted cash	305	(4,852)
Accounts receivable	(1,070)	(147)
Inventories	120	306
Prepaid expenses	(835)	(192)
Film costs	(1,580)	(1,665)
Other assets	(3)	(122)
Accounts payable	(833)	(3,165)
Accrued expenses and other liabilities	1,539	10,490
Deferred revenue	(3,302)	(2,968)
Net cash provided by continuing operations	6,839	21,293
Net cash used in discontinued operations	(5,111)	-
Net cash provided by operating activities	1,728	21,293
Cash flows from investing activities:
Purchases of property and equipment	(2,520)	(3,461)
Other	(18)	(49)
Net cash (used in) investing activities	(2,538)	(3,510)
Cash flows from financing activities:
Gross proceeds from sale of common stock from initial public offering	-	50,000
Payment of underwriter discount and other offering costs in connection with initial public offering	-	(6,724)
Recovery of debt issuance costs	-	296
Repayment of long-term debt	(9,735)	(67,935)
Net cash (used in) financing activities	(9,735)	(24,363)
Effect of exchange rate changes on cash	-	-
Net (decrease) in cash	(10,545)	(6,580)
Cash at beginning of period	23,364	34,585
Cash at end of period	$12,819	$28,005
Supplemental disclosures of cash flow information:
Cash Paid for:
Interest paid	$16,571	$20,676
Income taxes paid	-	30
Non-Cash Investing and Financing Activities:
Recording of beneficial conversion feature on Non-Cash Pay Second Lien Notes in connection with initial public offering, net of $5,660 of related deferred taxes	-	8,490
Deferred offering costs written off to capital in excess of par value	-	13,267
Conversion of Series A and B convertible preferred stock and series B common stock to common stock	-	12

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
GAAP net loss	$(10,535)	$(11,861)	$(32,057)	$(15,542)
Add: Interest expense, net	21,259	22,001	42,148	43,951
Add: Other finance expenses			500
Subtract: Income tax benefit	-	(5,484)	-	(5,460)
Add: Amortization of acquired intangible assets and software	3,633	3,923	7,413	7,846
Add: Depreciation and other amortization	794	1,217	1,561	2,355
EBITDA	$15,151	$9,796	$19,565	$33,150
Add: Broadstream arbitration provision, including related legal fees	-	6,432	-	7,394
Subtract/Add: (Gain)/Loss related to VAT liability not charged to customers	(1,513)	1,152	(259)	3,887
Add: Loss of extinguishment of debt	-	7,312	-	7,312
Add: Severance Expense	3	-	427	-
Add: Discontinued Operations	3,090	-	11,545	-
Add: Stock Compensation Expense	234	2,285	456	2,285
Subtract: Change in fair value of acquisition related contingent consideration	(18)	0	(1,400)	-
Adjusted EBITDA	$16,947	$26,977	$30,334	$54,028

Internet Segment Historical Operating Data

	3 Months		6 Months
	06/30/11	06/30/12	06/30/11	06/30/12
Adult Websites
New Members	9,064,405	8,696,463	19,150,498	18,204,140
Beginning Subscribers	920,545	840,984	950,705	827,728
New Subscribers	380,456	393,263	803,986	827,306
Terminations	443,268	439,567	896,958	860,354
Ending Subscribers	857,733	794,680	857,733	794,680

Conversion of Members to Subscribers	4.2%	4.5%	4.2%	4.5%
Churn	16.6%	17.9%	16.5%	17.7%
ARPU	$20.49	$20.61	$20.38	$20.93
CPGA	$41.65	$46.57	$42.70	$49.22
Average Lifetime Net Revenue per Subscriber	$81.62	$68.46	$80.54	$69.19
Net Revenue (in millions)	54.6	50.6	110.5	101.9

General Audience Websites
New Members	1,849,003	1,095,069	3,587,052	2,122,401
Beginning Subscribers	47,552	43,275	53,194	44,519
New Subscribers	26,663	22,730	50,017	46,778
Terminations	25,804	27,394	54,800	52,686
Ending Subscribers	48,411	38,611	48,411	38,611

Conversion of Members to Subscribers	1.4%	2.1%	1.4%	2.2%
Churn	17.9%	22.3%	18.0%	21.1%
ARPU	$18.39	$15.11	$18.49	$15.58
CPGA	$22.49	$54.83	$25.16	$47.19
Average Lifetime Net Revenue per Subscriber	$80.11	$12.91	$77.71	$26.54
Net Revenue (in millions)	2.6	1.9	5.6	3.9

Live Interactive Video Websites
Total Minutes	8,443,523	9,451,332	17,210,081	18,904,146
Average Revenue per Minute	$2.46	$2.45	$2.32	$2.39
Net Revenue (in millions)	20.7	23.2	40.0	45.1